UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 23, 2016

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 28, 2016, Digital Turbine, Inc. (“Digital Turbine,” “we” or the “Company”) closed the previously announced private placement of $16 million aggregate principal amount of its 8.75% Convertible Senior Notes due 2020 (the “Notes”). BTIG, LLC was the initial purchaser under the Initial Purchase Agreement described below. The net proceeds of the offering, after deducting the initial purchaser's discounts and commissions and the estimated offering expenses payable by Digital Turbine, were approximately $14.3 million. The net proceeds from the private placement were used to repay approximately $11 million of secured indebtedness, consisting of approximately $3 million to Silicon Valley Bank and $8 million to North Atlantic Capital, retiring both such debts in their entirety, and will otherwise be used for general corporate purposes.

Initial Purchaser Agreement

The offer and sale of the Notes and the accompanying warrants (as detailed below) were made pursuant to an Initial Purchaser Agreement, dated September 23, 2016, among the Company, certain subsidiary guarantors of the Company and BTIG, LLC, as initial purchaser. The Initial Purchaser Agreement includes customary representations, warranties and covenants by Digital Turbine and such subsidiary guarantors.

The Company sold the Notes to the initial purchaser at a purchase price of 92.75% of the principal amount thereof. The initial purchaser also received an additional 250,000 warrants on the same terms as the warrants issued with the Notes (as detailed below under “Warrant Agreement”) and has the right to receive 2.5% of any cash consideration received by the Company in connection with a future exercise of any of the warrants issued with the Notes.

The Company understands that the initial purchaser will offer the Notes at a price equal to 100% of the principal amount thereof and the accompanying warrants to qualified institutional buyers pursuant to Rule 144A under the Securities Act, as amended (the "Securities Act"), and to a limited number of institutional accredited investors within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

Indenture

The Notes were issued under an Indenture, dated as of September 28, 2016, between Digital Turbine, Inc., certain Guarantors and US Bank National Association, as trustee. The Notes are senior unsecured obligations of the Company, and bear interest at a rate of 8.75% per year, payable semiannually in arrears on September 15th and March 15th of each year, beginning on March 15, 2017. The Notes are unconditionally guaranteed by certain of the Company’s wholly-owned domestic and foreign subsidiaries, and will mature on September 23, 2020, unless converted, repurchased or redeemed in accordance with their terms prior to such date.

The Notes are convertible by the holders at their option at any time prior to the close of business on the business day immediately preceding the stated maturity date, and upon conversion, the holders will receive shares of the Company’s common stock. The initial conversion rate for the Notes is 733.14 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $1.364 per share of common stock. The conversion rate and the conversion price is subject to adjustment in certain events as outlined in the Indenture.

With respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, holders of the Notes will be entitled to receive a payment equal to the remaining scheduled payments of interest that would have been made on the notes being converted from the date of conversion until September 23, 2019 (an “Early Conversion Payment”). We may pay the Early Conversion Payment in cash or, subject to certain equity-related conditions set forth in the Indenture, in shares of our common stock.

We may redeem the notes, for cash, in whole or in part, at any time after September 23, 2018, at a redemption price equal to $1,000 per $1,000 principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus an additional payment (payable in cash or stock) equivalent to the amount of, and subject to equivalent terms and conditions applicable for, an Early Conversion Payment had the notes been converted on the date of redemption, if (1) the closing price of our common shares on the NASDAQ Capital Market has exceeded 200% of the conversion price then in effect (but disregarding the effect on such price from certain anti-dilution adjustments) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which we provide the redemption notice, (2) for the 15 consecutive trading days following the last trading day on which the closing price of our common shares was equal to or greater than 200% of the conversion price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on such trading day for the purpose of the foregoing clause, the closing price of our common shares remains equal to or greater than 150% of the conversion price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on the given trading day and (3) we are in compliance with certain other equity-related conditions as set forth in the Indenture.

If we undergo a fundamental change, as described in the Indenture, holders may require us to purchase the Notes in whole or in part for cash at a price equal to 120% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the repurchase date. Conversions that occur in connection with a fundamental changes may entitle the holder to receive an increased number of shares of common stock issuable upon such conversion, depending on the date of such fundamental change and the valuation of the Company’s common stock related thereto.

Subject to limited exceptions, the Indenture prohibits us from incurring additional indebtedness at any time while the Notes remain outstanding.

The Company has also agreed to hold a special or annual meeting of its stockholders not later than January 15, 2017 to consider resolutions approving the issuance of the shares of common stock underlying the Notes and the warrants such that such future issuances shall not be subject to any issuance limitation cap required by The Nasdaq Capital Market in the absence of such stockholder approval. We are required to hold additional meetings if such approval is not obtained.

Warrant Agreement

Each purchaser of the Notes also received warrants to purchase 256.60 shares of the Company's common stock for each $1,000 in Notes purchased, or up to 4,105,600 warrants in aggregate, in addition to the 250,000 warrants issued to the initial purchaser, as described above. The warrants were issued under a Warrant Agreement, dated as of September 28, 2016, between Digital Turbine, Inc. and US Bank National Association, as warrant agent.

The warrants are immediately exercisable on the date of issuance at an initial exercise price of $1.364 per share and will expire on September 23, 2020. The exercise price is subject to adjustment in certain events as outlined in the Warrant Agreement.

In the event of a fundamental change, as set forth in the Warrant Agreements, the holders can elect to exercise their warrants or to receive an amount of cash under a Black-Scholes calculation of the value of such warrants.

Registration Rights Agreement

In connection with the private placement, the Company has agreed to file a registration statement covering the resale of the notes, the warrants, the shares of our common stock issuable upon exercise of the warrants or upon conversion of the notes, and any shares of our common stock issued in connection with an Early Conversion Payment.

The Notes, accompanying warrants, and shares of the Company's common stock issuable upon conversion of the Notes or issuable upon exercise of the warrants are not registered under the Securities Act or the securities laws of any state or other jurisdiction's securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions' securities laws.

On September 23, 2016, the Company issued a press release announcing the pricing of the private placement. A copy of the press is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the private placement, the Company provided investors in the private placement with an offering memorandum which included risk factors relating to the Company, its business and the industries in which it operates, and risks to consider with respect to an investment in the Company’s common stock, the Notes and the warrants. A copy of such updated risk factors is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

The foregoing summaries of the Indenture, the Warrant Agreement, the Registration Rights Agreement and the Initial Purchaser Agreement, are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1, 4.2, 4.3 and 10.1, which are incorporated herein by reference. Certain of these documents contain representations and warranties and other statements (including statements that were negotiated for risk allocation purposes among the parties thereto) which are not for the benefit of any party other than the parties to such document or agreement and are not intended as a document for investors (to the extent they are not a party to such agreement) or the public generally to obtain factual information about us or our subsidiaries.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and the Indenture described in Item 1.01 of this report are incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The terms and conditions of the Notes and the Indenture described in Item 1.01 of this report are incorporated herein by reference into this Item 2.03. The offer and sale of the Notes and the warrants detailed above were made in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Forward-Looking Statements

This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in our SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of September 28, 2016, between Digital Turbine, Inc., certain Guarantors and US Bank National Association, as trustee.
4.2	Warrant Agreement, dated as of September 28, 2016, between Digital Turbine, Inc. and US Bank National Association, as warrant agent.
4.3	Registration Rights Agreement, dated as of September 28, 2016, between Digital Turbine, Inc. and BTIG, LLC.
10.1	Initial Purchaser Agreement, dated as of September 23, 2016, between Digital Turbine, Inc., certain Guarantors, and BTIG, LLC, as initial purchaser.
99.1	Pricing Press Release, dated September 23, 2016.
99.2	Updated Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 29, 2016	Digital Turbine, Inc.

	By:	/s/ William Stone
William Stone
Chief Executive Officer